Exhibit 23.3

ACKNOWLEDGEMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We acknowledge the incorporation by reference in the July 29, 2005, Registration Statement on Form S-3 of Decorize, Inc. of our report dated May 11, 2005 included with the Quarterly Report on Form 10-QSB the quarter ended March 31, 2005. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered part of the registration statement prepared or certified by us within the meaning of Section 7 and 11 of the Act.

/s/ BKD, LLP

Springfield, Missouri
July 29, 2005